INTERNATIONAL SHIPHOLDING CORPORATION
                    SUBSIDIARIES OF THE REGISTRANT
                        AS OF DECEMBER 31, 1994
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                                             Jurisdiction Under
                                               Which Organized
                                             __________________
International Shipholding Corporation
     (Registrant)                                   Delaware
     International Shipholding Corporation (1)      New York

     Waterman Steamship Corporation                 New York
          Sulphur Carriers, Inc.                    Delaware

     Central Gulf Lines, Inc.                       Delaware
          Florida Barge Lines Corporation           Delaware
          Material Transfer, Inc.                   Delaware

     Bay Insurance Company                          Bermuda

     LCI Shipholdings, Inc.                         Liberia
          Gulf South Shipping Pte. Ltd.             Singapore
          Cypress Auto Carriers, Inc.               Liberia
               New Combo, Inc.                      Liberia
                    Bulkowner's 1984 (2)            Liberia
                    New Combo Ships Pte. Ltd.       Singapore
               Marco Shipping Co. Pte. Ltd. (2)     Singapore
                    Marcoship Agencies (3)          Malaysia
          Forest Lines Inc.                         Liberia

     N. W. Johnsen & Co., Inc.                      New York

     St. Rose Fleeting Company, Inc.                Louisiana

     Lash Marine Services, Inc.                     Louisiana

     Lash Intermodal Terminal Company               Delaware

     Resource Carriers, Inc.                        Delaware
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[FN]

(1)  New York name-holding corporation
(2)  50% owned by the Registrant
(3)  90% owned by the Registrant


All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated. In addition the Registrant has interests in several Norwegian entities; however it has no substantive control or input regarding the operations of such entities and its ownership interest in each is below 20%.